                                  EXHIBIT 10.33

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE BORROWER HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.


                                 LOAN AGREEMENT


THIS LOAN AGREEMENT is entered into as of October 29, 1998 (this "Loan Agreement") between METRICOM, INC., a Delaware corporation (herein called "Borrower"), and VULCAN VENTURES INCORPORATED (herein called "Lender"). 1. COMMITMENT.

        A. COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Lender hereby agrees to make loans (each a "Loan") to Borrower, in such amounts as Borrower shall request pursuant to this SECTION 1.A, at any time from the date hereof through the Business Day next preceding the second anniversary hereof (the "Commitment Maturity Date"), in an aggregate principal amount up to $30,000,000 (the "Commitment"). If at any time or for any reason, the outstanding principal amount of the Loan Account (as hereinafter defined) is greater than the Commitment, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Any commitment of Lender, pursuant to the terms of this Loan Agreement, to make Loans shall expire on the Commitment Maturity Date. Provided that no Event of Default or event which with the giving of notice or passage of time, or both, would result in an Event of Default has occurred and is continuing, Borrower may borrow amounts available hereunder in accordance with the terms hereof. Amounts borrowed and repaid may not be re-borrowed. Borrower promises to pay to Lender the entire outstanding principal balance (and all accrued unpaid interest thereon) of the Loan Account on the Commitment Maturity Date.

               (1) LOANS. The amount of each Loan made by Lender to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Lender for the Commitment (herein called the "Loan Account"). When Borrower desires to obtain a Loan, Borrower shall notify Lender (which notice shall be signed by an officer of Borrower or an officer's designee and shall be irrevocable) in accordance with SECTION 2 hereof, to be received no later than 11:00 a.m. Pacific time on the Business Day next preceding the Business Day on which the Loan is to be made as set forth in such notice.

               (2) INTEREST PAYMENTS ON LOANS. Borrower further promises to pay to Lender on the last Business Day of each calendar quarter, interest on the unpaid principal balance of the Loan Account outstanding during the calendar quarter then ended at a rate of interest equal to the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Loan Account is outstanding divided by 365.

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        2. LOAN REQUESTS. Requests for Loans hereunder shall be in writing duly executed by Borrower in a form reasonably satisfactory to Lender and shall contain a certification setting forth the matters referred to in SECTION 1 including, without limitation, the absence of any Event of Default or event which with passage of time, giving of notice, or both, would result in an Event of Default.

        3. DELIVERY OF PAYMENTS. Payment to Lender of all amounts due hereunder shall be made to Lender's account number _________________________ at __________________________ or at such other place as may be designated in writing by Lender from time to time, and must be made prior to 11:00 a.m. Pacific time on the date made to avoid interest thereon for the date of such payment. If any payment date falls on a day that is not a Business Day, the payment due date shall be extended to the next Business Day. All payments shall be applied first to accrued interest then payable and second to reduce any unpaid principal due under the applicable Loan Account.

        4. DEFINITIONS. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

        5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that: (a) Borrower is a corporation, duly organized and validly existing in the state of its incorporation and is qualified to do business in each jurisdiction where it does business, except where failure to so qualify would not reasonably be expected to result in a Material Adverse Effect, and the execution, delivery and performance of the Loan Agreement is within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) any and all financial information submitted by Borrower to Lender, whether previously or in the future, is and will be true, correct and complete in all material respects as of the date made and in accordance with GAAP consistently applied for all comparable periods (except for the lack of footnotes in interim financial statements, and subject to adjustments made in connection with the annual audit); (c) there is no litigation or other proceeding pending or threatened against or affecting Borrower which, if adversely determined, would be reasonably likely to result in a Material Adverse Effect, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority except such as would not be reasonably likely to result in a Material Adverse Effect; (d) Borrower has no liability for any delinquent local, state or federal taxes except such as is subject to a bona fide dispute and where sufficient amounts for the payment thereof have been reserved in accordance with GAAP; and (e) Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents, patent rights and license rights of others except for conflicts which would not be reasonably likely to result in a Material Adverse Effect.

        Lender represents and warrants that it is not acquiring the securities represented by this Agreement with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

        6. COVENANTS. Borrower covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Lender or the commitment of Lender hereunder is in effect:

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               A. It will furnish Lender from time to time the financial
statements set forth in its reports on Forms 10Q and 10K and such other information as Lender may reasonably request, and will promptly inform Lender in writing of the occurrence of any event which would, with reasonable likelihood, result in a Material Adverse Effect or an Event of Default;

               B. In the event the unpaid principal balance of the Loan Account shall exceed the Commitment, Borrower shall immediately pay to Lender for credit to the Loan Account the amount of such excess;

               C. Borrower shall maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the state of its incorporation and any other state(s) in which Borrower conducts its business, except with respect to such other state(s), where the failure to do so would not be reasonably likely to have a Material Adverse Effect;

               D. Borrower shall maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to at least the extent maintained by a preponderance of comparable businesses similarly situated;

               E. Borrower shall pay and discharge as and when due and in any event before the same becomes delinquent, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (1) the same are being contested in good faith and by appropriate proceedings in such manner as would not, with reasonable likelihood, result in a Material Adverse Effect; and (2) it shall have set aside on its books reserves which are adequate in accordance with GAAP;

               F. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently applied; and

               G. Borrower shall maintain its properties, equipment and facilities in good order and repair, ordinary wear and tear excepted.

        7. DEFAULT AND REMEDIES. The occurrence of any one or more of the following shall constitute an "Event of Default:" (a) failure to pay all principal, interest and other obligations owed by Borrower to Lender under the Loan Agreement on the Commitment Maturity Date, and the failure of Borrower to pay to Lender the interest due from time to time on any other date within 5 days of the date such interest is due; (b) except for any failure to pay as described in clause (a) above, the breach of any promise, term or condition contained herein if the same is otherwise curable and shall not have been cured to the reasonable satisfaction of Lender within thirty (30) days after Borrower shall have become aware thereof, whether by written notice from Lender, or otherwise;
(c) any representation or warranty set forth in SECTION 5 is false in any material respect; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any Indebtedness exceeding in the aggregate principal amount $5,000,000, or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such Indebtedness pursuant to which amounts outstanding in the aggregate exceed $5,000,000 if the effect of such breach is to permit the acceleration of such Indebtedness, whether or not waived by the note holder or obligee; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) any proceeding is commenced by Borrower under any Bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or Borrower consents to an order of relief in any such proceeding, or any such proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days; (g) any money judgment or writ of attachment to the extent such amount is not covered by insurance in an amount in excess of $5,000,000 is entered against Borrower or issued against any of Borrower's property and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than sixty (60) days, or if any assessment for taxes in excess of $5,000,000 against Borrower is made by the federal or state government or any department thereof; or (h) the occurrence of a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) terminate its obligation to make loans to Borrower as provided in SECTION 1 hereof; or
(ii) declare all sums owing by Borrower to Lender hereunder to be immediately due and payable . The foregoing notwithstanding, all obligations owing hereunder shall immediately and automatically become due and payable upon the occurrence of any of the Events of Default described in clause (f) of this SECTION 7. Lender shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Lender from pursuing any further remedy which it may have hereunder or under applicable law.

        8. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

        9. CONDITION TO EFFECTIVENESS. The obligation of Lender to make the first Loan under this Loan Agreement is subject to, among other conditions required to be satisfied as set forth herein, the condition precedent that the board of directors of Borrower shall have duly approved, and Borrower shall have delivered to Lender, a business plan reasonably satisfactory to Lender.

        10.    MISCELLANEOUS PROVISIONS.

               A. No failure or delay on the part of Lender, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

               B. All rights and remedies existing under this Loan Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               C. All headings and captions in this Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

               D. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Lender.

               E. In addition to amounts owing hereunder, Lender shall be entitled to payment for all costs of enforcement and collection of Borrower's obligations hereunder including, without limitation, attorneys' fees and costs regardless whether any action is commenced in connection with any such enforcement and/or collection efforts.

LENDER:                                                   BORROWER:

VULCAN VENTURES INCORPORATED,                             METRICOM, INC.,
a _Washington_ corporation                                a Delaware corporation

By:  _____/s/ WILLIAM D. SAVOY                            By:_______/s/ TIMOTHY A. DREISBACH

Name: _______William D. Savoy                             Name: _____Timothy A. Dreisbach

Title: _________Vice President                            Title: ______CEO


LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A:  Definitions

                                    EXHIBIT A

                                   DEFINITIONS

        "BUSINESS DAY" means any day on which banks in the State of California are not required or permitted to close under the law of the State of California.

        "COMMITMENT MATURITY DATE" has the meaning set forth in SECTION 1.A.

        "COMMITMENT" has the meaning set forth in Section 1.A.

        "EVENT OF DEFAULT" has the meaning set forth in SECTION 7.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Loan Agreement, (b) all capital lease obligations of such Person, (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and (ii) deferred franchise fees), (e) any obligation of such Person of the nature described in clauses (a), (b), (c) or (d) above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

        "LIEN" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

        "LOAN ACCOUNT" has the meaning set forth in SECTION 1.A(1).

        "LOANS" means individually and collectively each of the loans advanced from time to time pursuant to SECTION 1.

        "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or would reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of the Loan Agreement,
(b) is or would reasonably be expected to be material and adverse to the condition or prospects (financial or otherwise) or business operations of Borrower, (c) materially impairs or would reasonably be expected to materially impair the ability of Borrower, to perform its obligations under the Agreement, or (d) materially impairs or would reasonably be expected to materially impair the ability of Lender to enforce any of its legal remedies pursuant to the Loan Agreement.

        "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "PRIME RATE" means the "Prime Rate" as set forth in the Western edition of the Wall Street Journal on the first date of each month on which such newspaper is published.